                                                                    EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 27, 1996, appearing on page 34 of Etec Systems, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1996.



/s/ PRICE WATERHOUSE LLP

San Jose, California
August 11, 1997